SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2014

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 18, 2014, USA Technologies, Inc. (the “Company”), held its annual meeting of shareholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the shareholders of the Company at the Annual Meeting are set forth below.

1.	Election of Directors.

Each nominee for director was elected, and the voting results are as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-votes

Deborah G. Arnold	8,744,301	2,039,395	19,457,782
Steven D. Barnhart	8,701,513	2,082,183	19,457,782
Joel Brooks	8,697,815	2,085,881	19,457,782
Stephen P. Herbert	8,623,690	2,160,005	19,457,782
Albin F. Moschner	8,734,046	2,049,650	19,457,782
William J. Reilly, Jr.	8,709,826	2,073,870	19,457,782
William J. Schoch	8,741,006	2,042,690	19,457,782

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2014.

The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for 2014 was approved, and the voting results were as follows:

Votes For	26,015,188
Votes Against	3,881,470
Abstentions	344,820
Broker Non-Votes	0

3.	Approval of the USA Technologies, Inc. 2014 Stock Option Incentive Plan.

The Company’s shareholders approved the Company’s 2014 Stock Option Incentive Plan, and the voting results were as follows:

Votes For	7,605,899
Votes Against	3,046,874
Abstentions	130,923
Broker Non-Votes	19,457,782

4.	Advisory Vote on Named Executive Officer Compensation.

The Company’s shareholders approved, on an advisory basis, the Company’s named executive officer compensation as described under the Executive Compensation section of the Company’s proxy statement, and the voting results were as follows:

Votes For	8,359,329
Votes Against	2,211,969
Abstentions	212,397
Broker Non-Votes	19,457,782

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: June 24, 2014	By:	/s/ Stephen P. Herbert
Stephen P. Herbert Chairman & Chief Executive Officer